================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     -------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                                     -------

         Date of Report (Date of earliest event reported): May 31, 2007

                                     -------

                                    Dell Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                     0-17017                   74-2487834
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)


                     One Dell Way, Round Rock, Texas      78682
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (512) 338-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


================================================================================

Item 2.02 Results of Operations and Financial Condition.

On May 31, 2007, Dell Inc. issued a press release announcing its preliminary financial results for its fiscal quarter ended May 4, 2007. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 8.01 Other Events.

Dell is involved in various claims, suits, investigations and legal proceedings that arise from time to time in the ordinary course of its business. As required by Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies," the company accrues a liability when management believes that it is both probable that a liability has been incurred and the company can reasonably estimate the amount of the loss. Management believes that the company appropriately accrues for all such matters. The following is a discussion of significant legal matters involving the company.

Investigations and Related Litigation

In August 2005, the U.S. Securities and Exchange Commission ("SEC") initiated an investigation into certain accounting and financial reporting matters at Dell. In August 2006, because of potential issues identified in the course of responding to the SEC's requests for information, the company's Audit Committee, on the recommendation of management, initiated an independent investigation. The current status of that independent investigation is described in the press release issued by Dell on May 31 and attached as Exhibit 99.1 to this report under the heading "Investigation Update" (which section of the press release is incorporated into this Item 8.01 by reference). Due to questions raised in connection with these ongoing investigations, Dell has not filed its Annual Report on Form 10-K for the fiscal year ended February 2, 2007, and its Quarterly Reports on Form 10-Q for the periods ended August 4, 2006 and November 3, 2006. The SEC requests for information were joined by a similar request from the United States Attorney for the Southern District of New York ("SDNY"), who subpoenaed documents related to the company's financial reporting from 2002 to the present. Management is cooperating with the SEC, the SDNY and the Audit Committee, and the company is committed to resolving the issues raised in connection with the investigations and regaining compliance with all SEC filing requirements as soon as possible.

The company and various current and former directors and officers of the company are parties to securities, ERISA, and shareholder derivative lawsuits all arising out of the same events and facts. Four putative securities class actions that were filed in the Western District of Texas, Austin Division, against the company and certain current and former officers have been consolidated, and a lead plaintiff has been appointed by the court. The lead plaintiff has asserted claims under sections 10(b), 20(a), and 20A of the Securities Exchange Act of 1934 based on alleged false and misleading disclosures or omissions regarding Dell's financial statements, governmental investigations, known battery problems, business model, and insiders' sales of company securities. This action also includes the company's independent auditor, PricewaterhouseCoopers, as a defendant. Four other putative class actions that were also filed in the Western District by purported participants in the Dell Inc. 401(k) Plan have been consolidated, and lead plaintiffs have been appointed by the court. The lead plaintiffs have asserted that a temporary decline in the price of Dell stock gives rise to claims under ERISA based on allegations that the company, certain current officers, and certain current and former directors imprudently invested, managed, or disclosed information regarding Dell stock held in the 401(k) plan. In addition, the seven outstanding shareholder derivative lawsuits that had been filed in three separate jurisdictions (the Western District of Texas, Austin Division; the Delaware Chancery Court; and the state district court in Travis County, Texas) have been consolidated into three actions, one in each of the respective jurisdictions, and name various current and former officers and directors as defendants and Dell Inc. as a nominal defendant. The shareholder derivative lawsuits allege claims derivatively on behalf of Dell under state law, including breaches of fiduciary duties. Finally, one purported shareholder has filed an action against the company in Delaware Chancery Court under 8 Del. ss. 220, seeking inspection of certain of the company's books and records related to the internal investigation and government investigations. Dell intends to defend all of these lawsuits vigorously.

Other Litigation

The following is a description of other significant legal matters in which Dell is involved:

Copyright Levies -- Proceedings against the IT industry in Germany seek to impose levies on equipment, such as personal computers, multifunction devices, and printers that facilitate making private copies of copyrighted materials. The total levies due, if imposed, would be based on the number of products sold and the per-product amounts of the levies, which vary. Dell, other companies, and various industry associations are opposing these levies and instead are advocating compensation to rights holders through digital rights management systems.

There are currently three levies cases involving other companies pending before the German Federal Supreme Court. Adverse decisions in these cases could ultimately impact Dell. The cases involve personal computers, printers, and multifunctional devices. The amount claimed with respect to personal computers is (euro) 12 per personal computer sold. The amounts claimed with respect to printers and multifunctional devices depend on speed and color and vary between
(euro) 10 and (euro) 300 for printers and between (euro) 38 and (euro) 600 for multifunctional devices. The equipment manufacturers in these cases recently lost in the lower courts, and have appealed. A decision by the Federal Supreme Court is not expected to be issued before 2008. In January 2006, Zentralstelle Fur Uberspielungrechte ("ZPU"), a joint association of various German collection societies, instituted arbitration proceedings against Dell GmbH before the Arbitration Body in Munich. ZPU claims a levy of (euro) 18.4 per personal computer that Dell sold in Germany from January 1, 2002 through December 31, 2005. The Arbitration Body is expected to issue its decision by September 2007. Dell intends to defend this claim vigorously.

Lucent v. Dell -- In February 2003, Lucent Technologies, Inc. filed a lawsuit against Dell Inc. in the United States District Court for Delaware, and the lawsuit was subsequently transferred to the United States District Court for the Southern District of California. The lawsuit alleges that Dell infringed 12 patents owned by Lucent and seeks monetary damages and injunctive relief. In April 2003, Microsoft Corporation filed a declaratory judgment action against Lucent in the United States District Court for the Southern District of California, asserting that Microsoft products do not infringe patents held by Lucent, including 10 of the 12 patents at issue in the lawsuit involving Dell and Microsoft. These actions were consolidated for discovery purposes with a previous suit that Lucent filed against Gateway Inc. In September 2005, the Court granted a summary judgment of invalidity with respect to one of the Lucent patents asserted against Dell. In addition, in decisions made through May 2007, the Court granted summary judgment of non-infringement with respect to five more of the Lucent patents asserted against Dell. The Court has delayed the current trial schedule and ordered invalidity briefing with regard to other patents at issue in view of the April 30, 2007, U.S. Supreme Court decision in KSR v. Teleflex. Fact and expert discovery has closed, and the three actions have been consolidated into five separate trials, in which a different group of patents will be tried by each jury. Dell is defending these claims vigorously. Separately, Dell has filed a lawsuit against Lucent in the United District Court for the Eastern District of Texas, alleging that Lucent infringes two patents owned by Dell and seeks monetary damages and injunctive relief. That litigation is pending and discovery is proceeding.

Dell is involved in various other claims, suits, investigations and legal proceedings that arise from time to time in the ordinary course of its business. Although the company does not expect that the outcome in any of these other legal proceedings, individually or collectively, will have a material adverse effect on Dell's financial condition, litigation is inherently unpredictable. Therefore, the company could in the future incur judgments or enter into settlements of claims that could adversely affect our operating results or cash flows in a particular period.

Additional Risk Factors

In addition to the risk factors described under Part I - "Item 1A - Risk Factors" in Dell's Annual Report on Form 10-K for the fiscal year ended February 3, 2006, the following factors could adversely affect Dell's business, its results of operations or financial condition:

     o Possible outcomes of the ongoing investigations into certain accounting and financial reporting matters include a determination that restatement of prior period financial statements is required, a conclusion that there is a material weakness in the company's internal controls over financial reporting, and a determination that disclosure controls and procedures are not effective. As described above under "Investigations and Related Litigation," the investigations are ongoing, and no such determinations or conclusions have been made.

     o Litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters, or any restatement of Dell's financial statements, could result in substantial costs. Because Dell has not completed its required filings with the SEC, Dell may be prevented from completing other required government regulatory filings, and could incur substantial costs to defend legal actions, or be required to pay damages. See the claims, suits, investigations and legal proceedings described above under "Investigations and Related Litigation." Dell could face additional litigation depending upon the conclusions of the investigations into certain accounting and financial reporting matters.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 -- Press Release issued by Dell Inc., dated May 31, 2007.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         DELL INC.

Date:  May 31, 2007                 By:  /s/ Thomas H. Welch, Jr.
                                         ---------------------------------------
                                         Thomas H. Welch, Jr.
                                         Vice President and Assistant Secretary

                                  EXHIBIT INDEX

Exhibit
  No.                    Description of Exhibit
  ---                    ----------------------

 99.1                    Press Release issued by Dell Inc., dated May 31, 2007.